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                                                                       Exhibit 5

                   [Letterhead of Cravath, Swaine & Moore LLP]

                                                                   July 16, 2003

                        Crown Castle International Corp.
                        --------------------------------
                        15,597,783 Shares of Common Stock
                        ---------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Crown Castle International Corp., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") relating to resales of 15,597,783 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") by certain securityholders named under the heading "Selling Securityholders" in the prospectus that forms part of the Registration Statement or in a supplement thereto. The Common Stock being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company, (b) the Amended and Restated By-

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laws of the Company and (c) certain resolutions adopted by the Board of
Directors of the Company.

         Based on the foregoing, we are of the opinion as follows:

         1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

         2. The shares of Common Stock are validly issued, fully paid and nonassessable.

         We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         We are aware that we are referred to under the heading "Validity of Securities" in the prospectus forming part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as
Exhibit 5 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                               Very truly yours,


                                               /s/ Cravath, Swaine & Moore LLP


Crown Castle International Corp.
  510 Bering Drive, Suite 500
    Houston, Texas 77057-1457